EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT








                                                            Percentage      State of Incorporation
      Parent                      Subsidiary                of Ownership        or Organization
---------------------    -------------------------------    ------------    ----------------------

AMB Financial Corp.      American Savings, FSB                  100%               Federal

American Savings, FSB    NIFCO, Inc.                            100%               Indiana

NIFCO, Inc.              Ridge Management, Inc.                 100%               Indiana

AMB Financial Corp.      AMB Financial Statutory Trust I        100%             Connecticut